UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2021

KULR TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40454	81-1004273
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1999 S. Bascom Ave. Suite 700. Campbell, CA 95008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 663-5247

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	KULR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effectiveness of Appointments to the Board:

On June 7, 2021, the previously reported appointments of Morio Kurosaki, Joanna D. Massey and Stayce D. Harris, as directors, to the Board of Directors (the “Board”) of KULR Technology Group, Inc., a Delaware corporation (the “Company”) became effective in connection with the Company’s uplisting to the NYSE American exchange.

In connection with their appointments, each of Mr. Kurosaki, Dr. Massey and Ms. Harris will receive the following compensation: (1) $10,000 per quarter, beginning on June 7, 2021; (2) 20,000 shares of the Company’s restricted common stock, which shares shall vest equally in 5,000 share increments per quarter, with the first quarterly vest due to be achieved on September 7, 2021, subject to the respective director’s continued services to the Company; (3) $5,000 per year ($10,000 for respective chairpersons), beginning on June 7, 2021, for each directors’ positions on each of the Compensation Committee and Nominating and Corporate Governance Committee of the Board; (4) $8,000 per year ($17,000 for the chairperson), beginning on June 7, 2021, for each directors’ position on the Audit Committee of the Board; and (5) customary per diems and/or expense reimbursements for attending meetings of the Board.

In connection with their appointments to the Board, each of the directors were also appointed to, and to chair, the following committees of the Board:

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Morio Kurosaki – (Independent)	Chair*	Member	Member
Stayce D. Harris – (Independent)	Member	Chair	Member
Joanna D. Massey – (Independent)	Member	Member	Chair

* denotes financial expert

The following are summaries of the biographical information of each new member of the Board:

Mr. Kurosaki, 65, was elected to the Board, effective June 7, 2021. Mr. Kurosaki founded IT-Farm Corporation (“IT-Farm”), a Japanese venture capital firm, in 1999. Mr. Kurosaki has been the President of IT-Farm since the company’s inception. Mr. Kurosaki has led early investments in notable companies such as Zoom Video Communications (Nasdaq: ZM); ContextLogic (Nasdaq: WISH); Treasure Data, acquired by ARM Holdings (Nasdaq: NVDA); Tubi, acquired by Fox Corporation (Nasdaq: FOX); Red Hot Labs, acquired by Google (Nasdaq: GOOGL); lvl5, acquired by DoorDash (NYSE: DASH); Accel Technology, acquired by Marvell Technology Group (Nasdaq: MRVL), and Extreme DA, acquired by Synopsis (Nasdaq: SNPS). Mr. Kurosaki has also served as Asia-Pacific advisory member of ARM Holdings, acquired by SoftBank Group Corporation (OTCMKTS: SFTBY). Mr. Kurosaki started his business career at Intel Japan, thereafter joining Western Digital Corporation (Nasdaq: WDC) as one of the earliest members of WDC’s Japanese division.

Dr. Massey, 52, was elected to the Board, effective June 7, 2021. Dr. Massey is an experienced C-level communications marketing executive and board director, who advises executive teams at Fortune 500 companies, startups and nonprofits. Dr. Massey is also an author and corporate speaker. Dr. Massey has worked for over 25 years strategizing on global brand reputation management at companies, such as Condé Nast, Lionsgate, CBS, Viacom, Discovery and Hasbro. Dr. Massey has been the CEO of The Marketing Communications Think Tank since she founded the company in May 2021. Dr. Massey has also been an adjunct professor at Columbia University teaching a graduate-level course in corporate communication since 2019. From 2017 to 2019, Dr. Massey was the head of communications at Condé Nast. During her time at Condé Nast, Dr. Massey was responsible for all internal and external communications. From 2015 to 2017, Dr. Massey was the Senior Vice President of Lionsgate, During her time at Lionsgate, Dr. Massey handled quarterly reporting, M&A activities and crisis communications, and managed corporation communications for the company’s motion picture, television, digital properties, games, location-based entertainment, streaming video on demand, home entertainment and ancillary businesses worldwide. Dr. Massey has been President & CEO of J.D. Massey Associates, Inc., a portfolio company with multiple divisions that manage marketing communications, executive training and publishing, since she founded the Company in 2012. Dr. Massey received an M.B.A from the University of Southern California and a Ph.D. in psychology from Sofia University.

Ms. Harris, 62, was elected to the Board, effective June 7, 2021. Ms. Harris is a global, strategic, C-suite leader with organizational risk management experience across diverse sectors. From 1990 until 2020, Ms. Harris was a pilot for United Airlines. From 2017 to 2019, Ms. Harris served as Inspector General of the United States Air Force where she provided the inspection policy, and oversaw the inspection and evaluation system for all Air Force nuclear and conventional forces. Prior to that, Ms. Harris served as Assistant Vice Chief of Staff of the Air Force and Director, Air Staff from 2016 to 2017. From 2014 to 2016, Ms. Harris served as Commander of 22 Air Force, United States Air Force Reserve. Ms. Harris received a commission in the Air Force through the University of Southern California’s Air Force ROTC program. She served on active duty until joining the Air Force Reserve in 1991. Ms. Harris has commanded an airlift squadron, an expeditionary operations group, an air refueling wing and a numbered air force. Ms. Harris currently serves on the Board of Councilors of the Viterbi School of Engineering at the University of Southern California, the Board of Directors of Direct Relief, and as a Trustee for the Falcon Foundation at the Air Force Academy. Ms. Harris received her bachelors in industrial and systems engineering from the University of Southern California in 1981 and her masters in aviation management from Embry-Riddle Aeronautical University in 1987.

No arrangement or understanding exists between any of the new members of the Board and any other persons pursuant to which such member was elected as a director of the Company. None of the new members of the Board has engaged in any transaction, since January 1, 2020, or has currently proposed any transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Compensation Adjustments for Officers:

On June 10, 2021, the Board, at the recommendation of the Compensation Committee, approved the following compensation for each of the following officers of the Company:

•	Michael Carpenter shall receive an annual salary of $160,000 for his services rendered as Vice President of Engineering of the Company; and

•	Michael Mo shall receive (1) an annual salary of $285,000 for his services rendered as Chief Executive Officer of the Company, and (2) a five year, non-qualified stock option grant to purchase up to 1,500,000 shares of the Company’s common stock at a purchase price equal to $2.60 per share, which options shall vest in increments upon the Company’s achievement of various market capitalization milestones.

Item 9.01	Exhibits

Exhibit No.	Description

99.1	Non-Qualified Stock Option Agreement dated June 10, 2021, by and between the Company and Michael Mo

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: June 11, 2021	By:	/s/ Michael Mo
		Name:	Michael Mo
		Title:	President & Chief Executive Officer

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